                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                       GoDigital Networks Corporation
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           (Exact name of Registrant as specified in its charter)


            Delaware                                     94-3240382
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             41652 Boscell Road
                             Fremont, CA  94538
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            (Address of principal executive offices)  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-91169 (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:


                                Common Stock
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                              (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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          The class of securities to be registered hereunder is Common Stock,
$.001 par value per share, of GoDigital Networks Corporation (the Registrant). The description of capital stock set forth under the caption Description of Capital Stock in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-91169), as originally filed or subsequently amended (the Registration Statement on Form S-1), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission on November 17, 1999, is incorporated herein by reference.

Item 2.  Exhibits
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

   Number                                       Description
   ------                                       -----------

        3.1 /1/   Restated Certificate of Incorporation of the Registrant

        3.2 /1/   Bylaws of Registrant

        4.1 /1/   Specimen Stock Certificate




------------------------
  /1/ Incorporated herein by reference to the exhibits of the same number in the
      Registration Statement on Form S-1.
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                                  SIGNATURE
                                  ---------

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 19, 1999

                              GODIGITAL NETWORKS CORPORATION



                              By: /s/ T. Olin Nichols
                                  ----------------------------------------
                                  T. Olin Nichols, Chief Financial Officer
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                               Index to Exhibits
                               -----------------

 Exhibit
   No.                                       Exhibit
 -------                                     -------

        3.1  /1/   Restated Certificate of Incorporation of the Registrant

        3.2  /1/   Bylaws of Registrant

        4.1  /1/   Specimen Stock Certificate












  /1/ Incorporated herein by reference to the exhibits of the same number in the Registration Statement on Form S-1.